CONSENT OF EXPERT
Reference is made to my report, NI 43-101 Technical Report on the Pirquitas Mine, Jujuy Province, Argentina dated December 23, 2011 (the “Report”).
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc., I, Warwick S. Board, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
Dated this 12th day of August, 2014.
Yours truly,

   /s/ Warwick S. Board
Warwick S. Board, P.Geo.

CONSENT OF EXPERT
Reference is made to my report, NI 43-101 Technical Report on the Pirquitas Mine, Jujuy Province, Argentina dated December 23, 2011 (the “Report”).
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc., I, R. Bruce Kennedy, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
Dated this 12th day of August, 2014.
Yours truly,

   /s/ R. Bruce Kennedy
R. Bruce Kennedy, P.E.